Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228882

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 7, 2019)

SG Blocks, Inc.

975,000 shares of Common Stock

Pre-Funded Warrants to Purchase 2,189,384 shares of Common Stock

(and the shares of Common Stock underlying the Pre-Funded Warrants)

We are offering 975,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), pursuant to this prospectus supplement and accompanying prospectus. We are also offering to purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this offering, pre-funded warrants to purchase up to 2,189,384 shares of Common Stock (the “Pre-Funded Warrants”), in lieu of shares of Common Stock pursuant to this prospectus supplement and accompanying prospectus. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock.

The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering (the “Pre-Funded Warrant Shares”).

In a concurrent private placement, we are also selling to the purchasers Series A warrants (the “Common Stock Warrants”) to purchase up to 1,898,630 shares of our Common Stock (the “Warrant Shares”). Each share of Common Stock and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.65. Each Pre-Funded Warrant and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.649. Each Common Stock Warrant upon exercise at a price of $4.80 per share will result in the issuance of 0.60 of one (1) share of Common Stock to the holder of such Common Stock Warrant. The Common Stock Warrants will be exercisable upon issuance and will expire five years from the date of issuance.

The Common Stock Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Common Stock Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SGBX.” On October 22, 2021, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $4.80 per share.

The sale of the shares of Common Stock, the Pre-Funded Warrants, the Common Stock Warrants, the Pre-Funded Warrant Shares and the Warrant Shares will be made in accordance with a securities purchase agreement, dated as of October 25, 2021, by and among us and the purchasers named therein (the “Securities Purchase Agreement”).

We have retained A.G.P./Alliance Global Partners to act as placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price(1)	$3.65	$3.649	$11,547,812
Placement Agent Fees(2)	$0.2555	$0.25543	$808,347
Proceeds, before expenses, to us	$3.3945	$3.39357	$10,739,465

(1)	The combined purchase price for one share of Common Stock and one accompanying Common Stock Warrant is $3.65. The combined purchase price for one Pre-Funded Warrant and one accompanying Common Stock Warrant is $3.649. Each Common Stock Warrant entitles the holder upon exercise thereof to purchase 0.60 of one share of Common Stock.

(2)	We have agreed to reimburse certain expenses of the Placement Agent and to pay the Placement Agent (i) a cash placement fee equal to 7% of the gross proceeds in this offering and (ii) a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from this offering, which non-accountable expense allowance is not reflected in the Placement Agent Fees above. See “Plan of Distribution” for a description of compensation payable to the placement agents.

As of October 24, 2021, the aggregate market value of our outstanding Common Stock held by non-affiliates was $42,302,242, which was calculated based on 8,812,967 shares of outstanding Common Stock held by non-affiliates, and on a per share price of $4.80, the closing sale price of our Common Stock on October 22, 2021. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Delivery of the shares of Common Stock, the Pre-Funded Warrants and the Pre-Funded Warrant Shares being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 27, 2021, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 3 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus is October 25, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

i

PROSPECTUS

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 18, 2018, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-228882) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement was declared by the SEC effective on February 7, 2019. Under this shelf registration process, we were able to offer and sell, either individually or in combination, in one or more offerings, any of the securities described in the accompanying prospectus, for total gross proceeds of up to $100,000,000.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” and “Information Incorporated By Reference” in this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. Neither we nor the Placement Agent have authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, securities, offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities, offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities, and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities, offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus supplement titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying base prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference that could cause actual results to differ.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein and in the accompanying prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section beginning on page S-3 and other documents or information included or incorporated by reference in this prospectus supplement before making an investment decision. Except where the context requires otherwise, references in this prospectus supplement to the “Company,” “SG Blocks,” “we,” “us” and “our” refer to SG Blocks, Inc.

Our Company

Using our proprietary technology and design and engineering expertise, we modify code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building construction. Rather than consuming new steel and lumber, our proprietary technology and design and engineering expertise allows for the redesign, repurpose and conversion of heavy-gauge steel cargo shipping containers into SGBlocks™, which are safe green building blocks for commercial, industrial, and residential building construction.

Our business model originally was a project-based construction model pursuant to which we were responsible for the design, construction and sale of finished products that incorporated our technology to customers throughout the United States primarily in the multi-family housing, restaurant, military and education industries. From October 2019 to June 2021, our business model for residential building construction became a royalty-fee model established under a five-year exclusive license with CPF MF 2019-1 LLC (“CPF”) pursuant to which CPF received an exclusive license for our proprietary technology for residential use, including, without limitation, single-family residences and multi-family residences, but specifically excluding military housing. Our Ridge Avenue Project, a residential housing project in Atlanta, was also excluded from the license to CPF.  In June 2021, we terminated the license to CPF and recommenced our original project-based business model pursuant to which we design, construct and sell finished products to customers throughout the United States.

In April 2020, we expanded our product offerings and began focusing on the medical projects when we entered into the COVID-19 diagnostic market through the distribution of COVID-19 diagnostic tests.  We have subsequently entered into additional collaborations for the distribution of diagnostic tests as well as collaborations for the use of our modular technology for the building of medical test centers that include COVID-19 testing. During 2020, we entered into a joint venture, and have begun, to provide clinical lab testing, as well as test kit sales related to a separate distributer agreement.

In September 2020, we acquired substantially all the assets of Echo DLC, LLC, a Texas limited liability company (“Echo”). Echo is a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners. Echo catered to the military, education, administration facilities, healthcare, government, commercial and residential customers. This acquisition has allowed us to expand our reach for our Modules and offers us an opportunity to vertically integrate a large portion of our cost of goods sold, as well as increase margins, productivity and efficiency in the areas of design, estimating, manufacturing and delivery.

Corporate Information

We were incorporated in the State of Delaware on December 29, 1993 under the name CDSI Holdings, Inc. On November 4, 2011, CDSI Merger Sub, Inc., our wholly owned subsidiary, completed a reverse merger with and into SG Building Blocks, Inc. (“SG Building”), with SG Building surviving the reverse merger as our wholly owned subsidiary. We primarily conduct our current operations through SG Building. Prior to our emergence from bankruptcy in June 2016, our common stock was quoted on the OTC Bulletin Board. Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

Our principal offices are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201. Our website address is www.sgblocks.com. The information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this report.

THE OFFERING

Common stock outstanding as of the date of this prospectus supplement	8,822,489 shares of Common Stock

Number of shares of Common Stock being offered	975,000 shares of our common stock.

Number of Pre-Funded Warrants being offered	We are offering Pre-Funded Warrants to purchase up to 2,189,384 shares of Common Stock to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of Common Stock is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Common stock to be outstanding after this offering	9,797,489 shares of Common Stock (excluding shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Stock Warrants).

Use of proceeds	The gross proceeds from our sale of securities in this offering will be approximately $11,550,000, before deducting Placement Agent fees and other estimated offering expenses payable by us. We currently expect to use the net proceeds for working capital and for other general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock and Pre-Funded Warrants in this offering Common Stock Warrants to purchase an aggregate of 1,898,630 shares (“Warrant Shares”) of our Common Stock. Each Common Stock Warrant entitles the holder upon exercise thereof to purchase 0.60 of one share of Common Stock. Each share of Common Stock and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.65. Each Pre-Funded Warrant and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.649. The Common Stock Warrants will have an exercise price of $4.80 per share, will be exercisable upon issuance and will expire five years from the date of issuance. The Common Stock Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Common Stock Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. See “Concurrent Private Placement Transaction.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“SGBX”

The number of shares of our common stock above (a) that are currently outstanding and (b) that will be outstanding immediately after this offering as shown above excludes:

●	1,898,630 shares of our common stock issuable upon the exercise of the Common Stock Warrants offered in the concurrent private placement; and

●	2,189,384 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, any subsequent Annual Reports on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the common stock being offered under this prospectus supplement. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, primarily for working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on an aggregate of 975,000 shares of our common stock and 2,189,384 of Pre-Funded Warrants being sold at a price of $3.65 and $3.649 per share and per Pre-Funded Warrant, respectively, for aggregate gross proceeds of approximately $11.55 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.66 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future operations. We expect our expenses to increase as we increase our operations. Accordingly, we may need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of Common Stock and Pre-Funded Warrant Shares issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $10.52 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us (including the net proceeds from the issuance of Pre-Funded Warrants and the Common Stock Warrants to be issued in the concurrent private placement).

We will only receive additional proceeds from the exercise of the Common Stock Warrants issuable in connection with the concurrent private placement if the Common Stock Warrants are exercised and the holders of such Common Stock Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Common Stock Warrants.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:

●	on an actual basis; and

●	an as adjusted basis to reflect the sale by us of 975,000 shares of our Common Stock and 2,189,384 of Pre-Funded Warrants in this offering at $3.65 and $3.649 per share and per Pre-Funded Warrant, respectively, assuming net proceeds of $10.52 million, after deducting Placement Agent fees and estimated offering expenses payable by us (including net proceeds from the issuance of Pre-Funded Warrants and the Common Stock Warrants to be issued in the concurrent private placement).

You should read the data set forth in the table below in conjunction with our financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, which are incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual	As Adjusted (1)
	(unaudited)
Cash and cash equivalents	$2,323,599	$12,846,325
Stockholders’ equity:
Common stock, $0.01 par value per share; 25,000,000 shares authorized at June 30, 2021, 8,822,489 shares issued and outstanding, actual; 11,986,873 shares issued and outstanding, as adjusted	88,225	119,869
Additional paid-in capital	41,681,186	52,172,268
Accumulated deficit	(25,851,682)	(25,851,682)
Non-controlling interest	922,994	922,994

Total stockholders’ equity	16,840,723	27,363,449

Total liabilities and stockholders’ equity	$25,457,833	$35,980,559

(1)	Assumes that Pre-Funded Warrants to purchase 2,189,384 shares of Common Stock are exercised, and no Common Stock Warrants are exercised.

The table and discussion above are based on shares of common stock issued and outstanding as of June 30, 2021 and exclude:

●	1,898,630 shares of our common stock issuable upon the exercise of the Common Stock Warrants offered in the concurrent private placement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price per share of Common Stock you pay and as adjusted net tangible book value per share of our Common Stock immediately after the completion of this offering.

Our net tangible book value as of June 30, 2021 was approximately $13.35 million, or $1.51 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 975,000 shares of Common Stock in this offering at an offering price of $3.65 per share and the sale of 2,189,384 Pre-Funded Warrants in this offering at an offering price of $3.649 and assuming that the Pre-Funded Warrants are exercised at a price of $0.001 per share and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $23.875 million, or $1.99 per share. This represents an immediate increase in as adjusted net tangible book value of $.48 per share to existing stockholders and an immediate dilution of $1.66 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Public offering price per share		$3.65
Net tangible book value per share as of June 30, 2021	$1.51
Increase in net tangible book value per share attributable to this offering	$.48
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		$1.99
Dilution per share to new investors purchasing our common stock in this offering		$1.66

The table and discussion above are based on 8,822,489 shares of common stock issued and outstanding as of June 30, 2021 and excludes as of that date:

●	1,898,630 shares of our common stock issuable upon the exercise of the Common Stock Warrants offered in the concurrent private placement;

To the extent that any outstanding options are exercised, new options or additional securities are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

See “Description of Capital Stock—Common Stock” on page 7 of the accompanying prospectus for a description of the material terms of our Common Stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 26, 2021.  Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would beneficially or constructively own a total number of shares of (i) Common Stock in excess of the Common Stock Beneficial Ownership Limit (as defined in the Pre-Funded Warrant). No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrants or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined in the Pre-Funded Warrant) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Pre-Funded Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the Pre-Funded Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, the Holder will only be entitled to receive from us or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Common Stock Warrant) of the unexercised portion of the Pre-Funded Warrant, that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

CONCURRENT PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the same investors the Common Stock Warrants to purchase up to an aggregate of 1,898,630 shares of Common Stock at an exercise price equal to $4.80 per share.

The Common Stock Warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell shares of Common Stock issued upon exercise of the Common Stock Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Duration and Exercise Price. Each share of Common Stock and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.65. Each Pre-Funded Warrant and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.649. The Common Stock Warrants will have an exercise price of $4.80 per share, will be exercisable upon issuance and will expire five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

If a registration statement or current prospectus is not effective or available for the registration of the Common Stock Warrants or the resale of the shares of Common Stock underlying the Common Stock Warrants under the Securities Act, at any time 60 days after the issue date, the holder may, in its sole discretion, elect to exercise the Common Stock Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Shares of Common Stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Stock Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Common Stock Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Common Stock Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Stock Warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any shares of Common Stock or Common Stock Equivalents (as defined in the Common Stock Warrant) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Purchase Rights”), the holder of the Common Stock Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Common Stock Warrants could have acquired if the Holder had held the number of Common Stock acquirable upon complete exercise of the Common Stock Warrant.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the Shares of Common Stock or any compulsory share exchange pursuant to which the Shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any Shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination, each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Stock Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our shares of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of Common Stock Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Common Stock Warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of common Stock Warrants, will be obligated to purchase any unexercised portion of the Common Stock Warrants in accordance with the terms of such warrants.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined in the Common Stock Warrant) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Common Stock Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the Common Stock Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, the Holder will only be entitled to receive from us or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Common Stock Warrant) of the unexercised portion of the Common Stock Warrant, that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Common Stock Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 30 days of the closing of the offering to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Common Stock Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 45 days of the closing of the offering (or 60 days in the event of a full review by the SEC) and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

Related Transaction Agreements

In connection with the Securities Purchase Agreement, we entered into a Placement Agency Agreement, dated as of October 25, 2021, with the Placement Agent.

You should review a copy of the Placement Agency Agreement, a copy of the Securities Purchase Agreement, and a copy of the form of the Pre-Funded Warrant and the form of Common Stock Warrant to be issued to the investors under the Securities Purchase Agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Common Stock Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as sole Placement Agent in connection with this offering, subject to the terms of a placement agency agreement. The Placement Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The Placement Agent is offering the shares of common stock and warrants purchased by the investor pursuant to the securities purchase agreement at the combined offering price set forth on the cover page of this prospectus supplement. The Placement Agent may retain sub-agents and selected dealers in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants. We will make offers only to a limited number of institutional and accredited investors. The offering is expected to close on or about October 27, 2021, subject to customary closing conditions, without further notice to you.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the form of Securities Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on the date of this prospectus supplement and is incorporated by reference into the registration statement on Form S-3 (SEC File No. 333-228882) of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-14.

Fees and Expenses

We have agreed to pay the Placement Agent a fee equal to 7.0% of the aggregate purchase price of the securities sold in this offering and a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from this offering.

The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price(1)	$3.65	$3.649	$11,547,812
Placement Agent Fees(7%)(2)	$0.2555	$0.25543	$808,347
Proceeds to us, before expenses	$3.3945	$3.39357	$10,739,465
Non-accountable expense allowance (0.5%)	$0.01825	$0.018245	$57,739

(1)	The combined purchase price for one share of Common Stock and one accompanying Common Stock Warrant is $3.65. The combined purchase price for one Pre-Funded Warrant and one accompanying Common Stock Warrant is $3.649. Each Common Stock Warrant entitles the holder upon exercise thereof to purchase 0.60 of one share of Common Stock.

(2)	Excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants and Common Stock Warrants. Does not include the non-accountable expense allowance.

In addition, we have agreed to reimburse the Placement Agent’s expenses up to $50,000 upon closing of the offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Other Relationships

The Placement Agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Trading Market

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “SGBX”. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

There is no established trading market for the Pre-Funded Warrants offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to (i) sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock or (ii) file registration statements (other than registration statements on Form S-8) during a period ending 90 days after the closing of the offering.

Variable Rate Transactions

We have agreed that for one year from the closing date of the offering, we will not enter into any Variable Rate Transaction (as such term is defined in the securities purchase agreement relating to this offering).

LEGAL MATTERS

The validity of the shares of the securities offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Sheppard Mullin Richter & Hampton LLP, New York, New York is counsel to the placement agent in connection with this offering

EXPERTS

The consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference in this prospectus supplement and the Registration Statement have been so incorporated in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about SG Blocks, Inc. is contained at our website, www.sgblocks.com. Information on our website is not incorporated by reference into this prospectus supplement. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after (i) the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering and (ii) the date of this prospectus and before the completion of the offerings of the shares of our common stock included in this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-38037) filed with the SEC on April 15, 2021 and our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2020 (File No. 001-38037) filed with the SEC on April 30, 2021;

●	Our Definitive Proxy Statement on Schedule 14A (File No. 001-38037) filed with the SEC on July 14, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (File No. 001-38037) filed with the SEC on May 20, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 (File No. 001-38037) filed with the SEC on August 16, 2021;

●	Our Current Reports on Form 8-K (File No. 001-38037) filed with the SEC February 1, 2021, May 11, 2021 (other than as indicated therein), June 3, 2021, June 7, 2021, June 21, 2021, June 28, 2021, July 19, 2021, and August 20, 2021, August 23, 2021, October 1, 2021, October 4, 2021 and October 26, 2021; and

●	The description of the Registrant’s Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description, as updated by the description of the Common Stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 15, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) from our website (www.sgblocks.com) or by writing or calling us at the following address and telephone number:

SG Blocks, Inc.

195 Montague Street, 14th Floor
Brooklyn, New York 11201

(646) 240-4235

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements and term sheets, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

 We may offer these securities directly to investors, through agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX.” On December 13, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.36 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $14,031,152, based on 4,260,041 shares of common stock outstanding, of which 4,175,938 shares are held by non-affiliates, and a per share value of $3.36, based on the closing price of our common stock on the Nasdaq Capital Market on December 13, 2018. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 7, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the aggregate market value of our outstanding common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as the “securities”. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor any applicable underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

Unless the context otherwise requires, the terms “SG Blocks,” the “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and not to any of its existing or future subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

References in this section to the “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and our consolidated subsidiaries.

The Company is in the business of modifying cargo shipping containers and purpose-built modules for use in construction. We provide two main products, both of which are used to meet the growing demand for safe and green commercial, industrial and residential building construction. SG Blocks™ are code engineered cargo shipping containers that the Company modifies for use in construction. Rather than consuming new steel and lumber, SG Blocks™ capitalize on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. These products offer the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. The Company also provides purpose-built modules, which are prefabricated steel modular units created specifically for use in modular construction and which maintain the interlocking and intermodal functionality of shipping containers. We sell our products primarily to customers in the multi-family housing, restaurant, military, education industries throughout the United States.

We were incorporated in the State of Delaware in 1993. Our principal executive offices are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, and our telephone number is (646) 240-4235. Our website address is www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

“SG Blocks™”, GreenSteel and the SG logo are our trademarks. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Securities offered pursuant to this prospectus	We may offer and sell from time to time up to an aggregate of $100 million of any of, or units comprised of, or other combinations of, the following securities:

●	Common Stock. We may issue shares of our common stock. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as, and if declared by our Board of Directors. Holders of common stock are entitled to one vote per share, and do not have cumulative voting rights in the election of directors.

●	Preferred Stock. We may issue shares of our preferred stock in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

●	Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities.

●	Warrants. We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities of the Company. We may issue warrants independently or together with other securities.

●	Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Use of proceeds	We anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Please see “Use of Proceeds” below.

Risk factors	Investing in our common stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our common stock that you should consider before investing in our common stock, see “Risk Factors” below and all other information set forth in this prospectus.

Nasdaq symbol	SGBX

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, and each subsequently filed Quarterly Report on Form 10-Q, as well as all of the information in this prospectus and information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future.  See “Special Note Regarding Forward-Looking Information” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

The Company cautions that forward-looking statements involve risks and uncertainties, and actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate or prediction is realized. Factors that could cause or contribute to such differences include, but are not limited to: general economic and financial conditions; our ability to generate income, effectively manage our growth and realize our backlog; competition in the markets in which we operate; the fluctuations in prices of the products we procure or distribute; availability of raw materials; the consolidation of our industry; our ability to adapt our products and services to industry standards and consumer preferences; our ability to expand into new geographic markets; product shortages and potential loss of relationships with key suppliers or subcontractors; the seasonality of the commercial and residential construction markets; the loss or potential loss of any significant customers; exposure to product liability and various other claims and litigation; our ability to attract and retain key employees; the credit risk from our customers; our ability to obtain additional financing on acceptable terms, if at all, or to obtain additional capital in other ways; an impairment of our goodwill; the impact of federal, state and local regulations, including changes to export laws and tax regulations; the cost of compliance with environmental, health and safety laws and other local building regulations; a disruption or breach in our information technology systems; natural or man-made disruptions to our facilities and project sites; our ability to comply with the requirements of being a public company, including Nasdaq Capital Market listing requirements; fluctuations in the price of our common stock, including decreases in price due to sales of significant amounts of stock; and other factors discussed in “Risk Factors” and elsewhere in this prospectus, as well as in our other filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov. Our SEC filings are also available to the public on our website at www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement. In addition, our common stock is listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the public reference room,

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

●	obtain a copy from the SEC’s website or our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

●	Our Current Reports on Form 8-K filed with the SEC on January 26, 2018, February 6, 2018, April 17, 2018, June 5, 2018, July 30, 2018, August 7, 2018, and September 14, 2018.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018, the quarter ended June 30, 2018, filed with the SEC on August 14, 2018, and the quarter ended September 30, 2018, filed with the SEC on November 14, 2018.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (ii) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that were filed with it. The statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. If you would like a copy of any document incorporated in this prospectus by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, Attention: Investor Relations, Telephone: (646) 240-4235.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this prospectus. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by the Company. Also, you must not consider that the delivery of this prospectus or any sale made under it implies that the affairs of the Company have remained unchanged since the date of this prospectus, or that the information contained in this prospectus is correct or complete as of any time after the date of this prospectus.

This prospectus and any supplement to this prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this prospectus to any person in any jurisdiction in which this offer or solicitation is unlawful.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures. Pending use of the net proceeds, we may invest them in capital preservation instruments, including interest-bearing securities. Additional information relating to the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and on the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), and is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation and our Bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

As of the date of this prospectus, we are authorized by our Certificate of Incorporation to issue an aggregate of (i) 300,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,405,010 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, there were 4,260,041 shares of common stock issued and outstanding and zero shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose and, upon our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We have not paid any dividends on our common stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of our common stock have no preemptive, subscription or redemption rights pertaining to the common stock and have no rights to convert their common stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of common stock be issued. In addition, the rights of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. See “Risk Factors” for a further description of risks related to the common stock.

All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the Nasdaq Capital Market under the symbol “SGBX.”

Preferred Stock

No shares of preferred stock are currently outstanding. Our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 5,405,010 shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our Board of Directors. Prior to the issuance of shares of each series, our Board of Directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

●	the number of shares constituting each class or series;

●	voting rights;

●	rights and terms, including prices, of redemption, including sinking fund provisions;

●	dividend rights and rates;

●	dissolution;

●	terms concerning the distribution of assets;

●	conversion or exchange terms;

●	preemption rights;

●	any restrictions on repurchase or redemption of the shares by the Company; and

●	liquidation preferences.

Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends, if any, on the common stock. Also, holders of the preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the holders of common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, such negotiation could result in an improvement of the terms of such proposals.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include provisions that authorize our Board of Directors, without any action by our stockholders, to designate and issue shares in such classes or series, including classes or series of preferred stock, as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. Our Certificate of Incorporation provides that our authorized capital consists of 305,405,010 shares of capital stock, of which 300,000,000 shares are designated as common stock and 5,405,010 shares are designated as preferred stock.

The rights of holders of preferred stock and other classes of common stock that may be issued may be superior to the rights granted to the holders of the existing classes of common stock. Further, the ability of the Board of Directors to designate and issue such designated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock. Issuance of preferred stock, which may be accomplished through a public offering or a private placement, may dilute the voting power of holders of our common stock, such as by issuing preferred stock with superior voting rights, and may render the removal of current management more difficult, even if such removal may be in the stockholders’ best interests. Any such issuance of preferred stock could prevent the holders of common stock from realizing a premium on their shares. See “Description of Capital Stock – Preferred Stock.”

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer thereunder may differ from the terms we describe below.

The debt securities will be issued under an indenture (the “Indenture”) between us and a trustee named in the prospectus supplement (the “Trustee”). We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The following summary of selected provisions of the Indenture is not complete and is qualified in its entirety by reference to the provisions of the Indenture, which provisions are incorporated by reference in this prospectus. You should review the form of Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated under the Indenture and those made part of the Indenture by reference to Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture.

General

The Indenture does not limit the amount of debt securities we may issue, and we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other  unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. As of the date of this prospectus, we have no debt securities issued and outstanding. The debt securities will be exclusively our obligations and not of our subsidiaries, and, therefore, the debt securities will be structurally subordinate to the debt and liabilities of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title;

●	any limit upon the aggregate principal amount;

●	the date or dates on which the principal is payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

●	the date or dates from which interest shall accrue;

●	the date or dates on which interest shall be payable;

●	the record dates for the determination of holders to whom interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the place or places where the principal and any interest shall be payable;

●	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

●	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

●	if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

●	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

●	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

●	any deletion from, modification of or addition to the Events of Default (as defined below) or covenants;

●	any provisions granting special rights to holders when a specified event occurs;

●	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

●	any special tax implications of the debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any guarantor or co-issuer;

●	any special interest premium or other premium;

●	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

●	the currency in which payments shall be made, if other than U.S. dollars.

Limitation on Mergers and Other Transactions

The Indenture provides that we may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

●	either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

●	an officer’s certificate and an opinion of counsel are delivered to the Trustee to the effect that the conditions set forth above have been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

●	our merger or consolidation with an affiliate of ours if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

●	our merger with or into a single one of our direct or indirect wholly-owned subsidiaries pursuant to Section 251(g) (or any successor provision) of the DGCL.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization (as defined below), the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person,” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets; as such, we will be discharged from all obligations and covenants under the Indenture, and New HoldCo will be the sole obligor on the debt securities.

“Holding Company Reorganization” shall mean our merger with and into our newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by our newly formed wholly-owned, direct subsidiary (“New HoldCo”), all of the equity interest of which shall be initially be held by us. Such merger shall be effected pursuant to Section 251(g) (or any successor provision) of the DGCL and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be furnished to the Trustee within 15 days after we file such document or report with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a default in the performance, or breach, of our obligations under the “Limitation on Mergers and Other Transactions” covenant described above;

(4) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $50.0 million or its foreign currency equivalent at the time and continuance of such failure to pay after any applicable grace period, or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $50.0 million or its foreign currency equivalent at the time, without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, the Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described above, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, may rescind and cancel such declaration of acceleration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description of Events of Default above, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, may waive any existing default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing in the Indenture shall impair the right of a Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to the debt securities.

We will be required to provide a certificate to the Trustee, from our principal executive, financial or accounting officer or our treasurer, promptly upon any such officer obtaining knowledge of any default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any default or Event of Default) that has occurred and, if applicable, describe such default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as applicable, shall have any liability for any of our or our Subsidiaries’ obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the debt securities, by accepting such security, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, to the effect that the Holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or Event of Default shall have occurred and be continuing with respect to the applicable debt securities then-outstanding on the date of such deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at the applicable maturity or redemption date, as the case may be;

(2) we have paid all other sums then due and payable under the Indenture; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture or the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to comply with the provisions described under “Consolidation, Merger, Sale or Conveyance” in the Indenture in the case of a merger or consolidation;

(4) to maintain the qualification of the Indenture under the TIA;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the terms of the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the applicable prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of all then-outstanding debt securities affected by such modification or amendment, voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the aggregate principal amount of debt securities of any series at maturity whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder’s debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of each series of debt securities affected to waive defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such amount became due and payable will be repaid to us upon our request. Thereafter, any right of any Holder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities and the warrants may be attached to or separate from any offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered trust under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, but not limited to, the following:

●	The offering price and aggregate number of warrants offered;

●	The currency for which the warrants may be purchased;

●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	The terms of our rights to redeem the warrants;

●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	The dates on which the right to exercise the warrants will commence and expire;

●	The manner in which the warrant agreements and warrants may be modified;

●	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

●	The terms of the securities issuable upon exercise of the warrants; and

●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We have warrants to purchase 86,250 shares of the Company’s common stock outstanding. The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Each warrant will entitle the holder to purchase the common stock, preferred stock and/or debt securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. Additional information about the exercise of the warrants will be specified in the applicable prospectus supplement.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued will contain additional important terms and provisions of the units being offered, and may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any applicable prospectus supplement and any free writing prospectus we may authorize to be provided to you related to the series of units being offered, in addition to the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	On any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

●	To investors through agents, or directly to agents;

●	To or through brokers or dealers, including through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers and through purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;

●	Through underwriters, broker-dealers, agents, in privately negotiated transactions or any combination of these methods;

●	To the public through underwriting syndicates led by one or more managing underwriters;

●	To one or more underwriters acting alone for resale to investors or to the public;

●	Through short sales;

●	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	Through a combination of any such methods of sale; or

●	By any other method permitted pursuant to applicable law.

The distribution of the securities may be effected from time to time, in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time or sale or at prices related to such prevailing market prices, or at negotiated prices, as determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	The name or names of any underwriters, dealers or agents;

●	The purchase price of the securities and the proceeds to us from the sale;

●	Any arrangements under which the underwriters have the option to purchase additional securities from us;

●	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	Any public offering price;

●	Any discounts or concessions allowed or reallowed or paid to dealers; or

●	Any securities exchange or market on which the securities offered by the prospectus supplement may be listed.

Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

There is currently no market for any of the offered securities other than the common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the issuance of the shares offered in this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. Thompson Hine LLP may also provide opinions regarding certain other matters. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance upon the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

SG Blocks, Inc.

975,000 shares of Common Stock

Pre-Funded Warrants to Purchase 2,189,384 shares of Common Stock

(and the shares of Common Stock underlying the Pre-Funded Warrants)

PROSPECTUS

Sole Placement Agent

A.G.P.

The date of this prospectus is October 25, 2021.